EXHIBIT 99.1

Company Contact:	J. Lankford Wade
Vice President
HealthSpring, Inc.
(615) 236-6200
HealthSpring Provides Preliminary 2007 EPS Estimate and
Announces 2008 Guidance at Its Investor Day Conference
NASHVILLE, Tenn. (January 23, 2008) — Speaking at its Investor Day Conference in Miami, Florida, today, management of HealthSpring, Inc. (NYSE:HS) will provide a preliminary 2007 earnings per share estimate and announce the Company’s 2008 financial outlook, including the following:
Updated 2007 Earnings Estimate
In connection with providing 2008 financial guidance, the Company is updating its estimated 2007 earnings per share range. The Company now estimates that GAAP earnings per share for 2007, on a diluted basis, will be in the range of $1.50 to $1.52 (compared with previously published 2007 GAAP EPS guidance of $1.40 to $1.45). The new estimated range of earnings per share, however, includes both the final CMS risk adjustment payment for 2006 ($0.13 included in the second quarter of 2007) and an expected accrual of approximately $0.20 per share in the 2007 fourth quarter to reflect the final retroactive risk premium adjustment settlement estimated for the 2007 plan year, which will be paid by CMS to the Company in 2008. The Company recognizes this final settlement payment when estimable, which, in prior periods, was when the Company received notification of the amount from CMS. In the 2007 fourth quarter, Company management concluded that it had a sufficient basis to estimate the 2007 final settlement payment.
Commenting on this development, Kevin M. McNamara, Chief Financial Officer of the Company, said, “We believe it is important to an understanding of our 2008 earnings guidance for investors and analysts to know that an estimate of the final 2007 CMS settlement payment is included in 2007 results and that our 2008 guidance includes an estimate of the final risk adjustment for the 2008 plan year. Accordingly, we have updated our 2007 EPS estimate range to include the accrual. A number of items in the 2007 fourth quarter will partially offset the positive effect of the risk payment accrual, including lower-than-expected margins in the Company’s PDP and commercial lines of business and higher-than-anticipated SG&A expense. Please understand, however, that our 2007 financial results have not been finalized, and we will not be commenting further on 2007 until actual results are released, which is expected to be in mid-February.”
2008 Guidance
Membership: The Company estimates that its Medicare Advantage (MA) membership will be in the range of 158,000 to 163,000 by year-end 2008, compared with approximately 153,000 at the end of 2007. The Company expects substantially all of this growth in membership will occur following closure of the open-enrollment period on March 31, 2008. HealthSpring estimates that stand-alone Prescription Drug Plan (PDP) membership will average between 250,000 and 260,000 lives for 2008, compared with approximately 139,000 at 2007 year-end.
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HS 2008 Investor Day

January 23, 2008
Revenue: The Company estimates that 2008 total revenue will be between $2.0 billion and $2.2 billion, with approximately 99% of total revenue for the year attributable to the Medicare business.
Medical Loss Ratios (MLRs): The Company projects MA MLRs will be between 80.0% and 81.0% for the full year. PDP MLRs are expected to range between 81.0% and 83.0% for the year. As in years past, PDP expenses are expected to be substantially higher, as a percent of premiums, in the first half of the year.
SG&A Expense: The Company expects selling, general, and administrative expenses for 2008 will be at or below 11.5% of total revenue.
EPS: The Company estimates earnings per share for 2008, on a diluted basis, will be in the range of $1.75 to $1.90, on weighted average shares outstanding of approximately 57.9 million.
Investor Day Webcast
Additional information regarding the 2007 earnings estimate and 2008 guidance will be presented in the Investor Day webcast. The webcast event is scheduled to begin at 11:00 a.m. Eastern Standard Time and conclude by 2:00 p.m. Eastern Standard Time. The investing public and media are invited to listen to the webcast of the presentation by visiting www.healthspring.com and selecting the “Investor Relations” link. The day’s agenda will also be posted on the website as well as all of the slides to be presented. Following the conference, a webcast replay will be available at www.healthspring.com through February 29, 2008.
To listen to the live webcast, please visit HealthSpring’s website at least 15 minutes prior to the start of the webcast to download and install any necessary audio software. Individuals who listen to the webcast will be presumed to have read HealthSpring’s most recent filings with the Securities and Exchange Commission (SEC), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2007.
Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding 2007 and future operating and earnings guidance. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
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HS 2008 Investor Day

January 23, 2008
The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: changes in membership enrollment and dis-enrollment patterns; changes in utilization; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate and calculate Part D risk corridor adjustments; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare rates; increasing competition and potential confusion in the marketplace regarding other MA, MA-PD, PDP, and PFFS plan offerings; the Company’s ability to accurately estimate incurred but not reported medical claims; challenges to integrating the recently acquired Leon Medical Centers Health Plans and the Company’s lack of experience in South Florida; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; legislative and regulatory actions or changes, including changes in Medicare funding; management changes; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in the Company’s Quarterly Reports on Form 10-Q. Any projections or other forward-looking information in this release are based on limited information currently available to HealthSpring, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.
About HealthSpring
HealthSpring is based in Nashville, Tenn., and is one of the country’s largest coordinated care plans whose primary focus is the Medicare Advantage market. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Florida, Illinois, Mississippi, Tennessee and Texas and also offers a national stand-alone Medicare prescription drug plan. For more information, visit www.healthspring.com.
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